UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

THE WESTERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously disclosed, beginning in the first quarter of 2012, The Western Union Company (“Western Union” or the “Company”) implemented a new segment structure to reflect the acquisition of Travelex Global Business Payments (“TGBP”) in November 2011, management changes, and strategic initiatives. The Company is filing this Current Report on Form 8-K so investors can understand the effect of the new segment structure on historical financial information. The Company's previously reported segments were Consumer-to-Consumer, Global Business Payments, and Other. The changes in the Company's segment structure primarily relate to the separation of the Global Business Payments segment into two new reportable segments, Consumer-to-Business and Business Solutions. A summary of how the Company will classify its segments is as follows:

Segment	Description
Consumer-to-Consumer (C2C)
The Consumer-to-Consumer operating segment facilitates money transfers between two consumers. The Company's money transfer service is viewed by consumers and the Company as one interconnected global network where a money transfer can be sent from one location to another, around the world, including related transactions that can be initiated through the Company's websites and account based money transfers. The segment includes six regions whose functions are limited to generating, managing and maintaining agent relationships and localized marketing activities. These regions interact on transactions with consumers and share common processes, systems and licenses, thereby constituting one global Consumer-to-Consumer money transfer business and one operating segment. This segment is reported consistent with the Company's previous Consumer-to-Consumer segment reporting.

Consumer-to-Business (C2B)
The Consumer-to-Business operating segment facilitates bill payments from consumers to businesses and other organizations, including utilities, auto finance companies, mortgage servicers, financial service providers, government agencies and other businesses. This segment primarily consists of U.S. bill payments, Pago Fácil and international bill payments.

Business Solutions (B2B)
The Business Solutions operating segment facilitates business-to-business payment solutions, primarily cross-border, cross-currency transactions, mainly for small and medium size enterprises, and other organizations, including services provided under the Company's Western Union Business Solutions business and TGBP.

Other
All businesses that have not been classified in the above segments are reported as “Other” and include the Company's money order, prepaid services, mobile money transfer, and other businesses and services. Also includes costs for the investigation and closing of acquisitions.

These changes in segment reporting will be reflected retrospectively but do not revise or restate the Company's Consolidated Statements of Income, Consolidated Balance Sheets, Consolidated Statements of Stockholders' Equity or Consolidated Statements of Cash Flows for prior periods.

Western Union will also provide transaction and revenue information on six regions for the Consumer-to-Consumer segment. The six regions are (i) Europe and the Commonwealth of Independent States (“CIS”), (ii) North America including the United States, Canada, and Mexico, (iii) Middle East and Africa, (iv) Asia Pacific including India and South Asia (“APAC”), (v) Latin America and the Caribbean (“LACA”) and (vi) transactions initiated through the Company's websites (“westernunion.com”). Previously, the Company presented EMEASA (Europe, Middle East, Africa, and South Asia, including India), Americas (North America, Latin America, the Caribbean, and South America), and the APAC regions. Included in each of the previous regional presentations were transactions initiated through westernunion.com.

THE WESTERN UNION COMPANY
SEGMENT RECLASSIFICATION SUMMARY

(Unaudited)
(in millions)

The following tables provide reclassified historical segment information for revenue, operating income and operating income margin:

	2011					2010
	Q1	Q2	Q3	Q4	FY	FY
Transactions:
Consumer-to-Consumer	53	56	58	59	226	214
YoY % change	7%	6%	5%	5%	6%	9%
Revenues:
Consumer-to-Consumer	$1,078.1	$1,155.1	$1,193.3	$1,181.9	$4,608.4	$4,383.4
YoY % change	5%	8%	6%	3%	5%	2%
Consumer-to-Business	153.2	153.5	155.3	153.9	615.9	610.7
YoY % change	(2)%	2%	2%	2%	1%	(8)%
Business Solutions	27.9	31.4	33.6	68.2	161.1	106.7
YoY % change	13%	15%	31%	(a)	(a)	(b)
Other	23.8	26.3	28.6	27.3	106.0	91.9
Total consolidated revenue	$1,283.0	$1,366.3	$1,410.8	$1,431.3	$5,491.4	$5,192.7
YoY % change	4%	7%	6%	5%	6%	2%

Operating income/(loss):
Consumer-to-Consumer	$308.6	$329.8	$346.3	$331.3	$1,316.0	$1,243.3
YoY % change	9%	6%	3%	7%	6%	6%
Consumer-to-Business	34.6	37.7	32.6	42.0	146.9	146.2
YoY % change	(15)%	(2)%	(8)%	32%	0%	(18)%
Business Solutions	(4.3)	(1.8)	(1.6)	(1.9)	(9.6)	(24.2)
YoY % change	(c)	(c)	(c)	(c)	(c)	(c)
Other	(2.0)	(6.1)	(0.4)	(13.0)	(21.5)	(5.7)
Total segment operating income	$336.9	$359.6	$376.9	$358.4	$1,431.8	$1,359.6
YoY % change (d)	7%	4%	3%	8%	5%	0%
Restructuring and related expenses (d)	(24.0)	(8.9)	(13.9)	—	(46.8)	(59.5)
Total consolidated operating income	$312.9	$350.7	$363.0	$358.4	$1,385.0	$1,300.1
YoY % change	(1)%	13%	3%	11%	7%	1%

	2011					2010
	Q1	Q2	Q3	Q4	FY	FY
Operating income margin:
Consumer-to-Consumer	28.6%	28.6%	29.0%	28.0%	28.6%	28.4%
Consumer-to-Business	22.6%	24.6%	21.0%	27.3%	23.9%	23.9%
Business Solutions	(15.4)%	(5.7)%	(4.8)%	(2.8)%	(6.0)%	(22.7)%
Total consolidated operating income margin	24.4%	25.7%	25.7%	25.0%	25.2%	25.0%

(a) The acquisition of TGBP in November 2011 contributed $35.2 million of revenue in 2011 to this segment. Calculation of growth percentage is not meaningful due to the impact of this acquisition.

(b) The acquisition of Custom House in September 2009 contributed $111.0 million in revenue for 2010 compared to $30.8 million in 2009. Calculation of growth percentage is not meaningful due to the impact of this acquisition.

(c) Calculation not meaningful.

(d) Restructuring and related expenses incurred in 2011 and 2010 were not allocated to the segments. In addition, in 2009 the expense for the agreement and settlement with the State of Arizona and other states was excluded in calculating the growth percentage for full year 2010. While these items were identifiable to the Company's segments, they were not included in the measurement of segment operating profit provided to the Chief Operating Decision Maker for purposes of assessing segment performance and decision making with respect to resource allocation.

THE WESTERN UNION COMPANY
CONSUMER-TO-CONSUMER SEGMENT INFORMATION SUMMARY
RECLASSIFIED REGIONAL ANALYSIS
(Unaudited)

The following tables provide reclassified historical Consumer-to-Consumer segment regional information for transaction growth, revenue growth, and revenue as a percentage of total Western Union revenue.

	2011					2010
	Q1	Q2	Q3	Q4	FY	FY
Transactions - YoY % change (e):
Europe and CIS	3%	3%	0%	(1)%	1%	5%
North America	9%	7%	6%	5%	7%	12%
Middle East and Africa	3%	3%	3%	4%	3%	5%
APAC	10%	10%	7%	9%	9%	11%
LACA	5%	5%	5%	5%	5%	8%
westernunion.com (f)	19%	29%	33%	35%	29%	22%
Total Consumer-to-Consumer	7%	6%	5%	5%	6%	9%

Revenue - YoY % change (e):
Europe and CIS	1%	8%	3%	(1)%	3%	(1)%
North America	4%	3%	5%	2%	3%	0%
Middle East and Africa	1%	6%	5%	2%	4%	1%
APAC	12%	14%	10%	6%	10%	10%
LACA	11%	8%	5%	3%	7%	6%
westernunion.com (f)	24%	40%	43%	39%	37%	10%
Total Consumer-to-Consumer	5%	8%	6%	3%	5%	2%

Percent of total company revenue:
Europe and CIS	23%	24%	24%	23%	24%	24%
North America	22%	22%	22%	21%	22%	22%
Middle East and Africa	16%	15%	16%	16%	15%	16%
APAC	12%	12%	12%	12%	12%	11%
LACA	9%	9%	8%	9%	9%	9%
westernunion.com (f)	2%	2%	2%	2%	2%	2%
Total Consumer-to-Consumer	84%	84%	84%	83%	84%	84%
Consumer-to-Business	12%	12%	12%	11%	11%	12%
Business Solutions	2%	2%	2%	5%	3%	2%
Other	2%	2%	2%	1%	2%	2%
Total	100%	100%	100%	100%	100%	100%

(e) Significant allocations are made in determining the revenue and transaction growth rates under the regional view. The geographic split for transactions and revenue is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, the Company splits the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the revenue and transactions are attributed to that region. For money transfers initiated through the Company's websites (“westernunion.com”), 100% of the revenue and transactions are attributed to westernunion.com.

(f) C2C transactions initiated on westernunion.com are primarily paid out at Western Union agent locations in the other respective regions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: April 19, 2012	By:	/s/ Darren A. Dragovich
	Name:	Darren A. Dragovich
	Title:	Assistant Secretary